                                November 8, 1994



Rexene Corporation
5005 LBJ Freeway
Occidental Tower, Suite 500
Dallas, Texas  75244

Dear Sirs:

     We have acted as counsel for Rexene Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (No. 33-55507), as amended
(the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering by the Company of up to 9,200,000 shares (including 1,200,000 Shares subject to an over-allotment option) (the "Shares") of Common Stock, par value $.01 per share, of the Company. Of the Shares proposed to be sold by the Company, 6,400,000 shares are to be offered in the United States and Canada by a group of underwriters (the "U.S. Underwriters"), for whom Smith Barney Inc. and Wertheim Schroder
& Co. Incorporated are acting as the representatives, pursuant to and subject to the terms and conditions of an Underwriting Agreement among the Company and the U.S. Underwriters (the "U.S. Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement, and 1,600,000 shares are to be offered in a concurrent international offering outside of the United States and Canada by a group of managers (the "Managers"), for whom Smith Barney Inc. and J. Henry Schroder Wagg & Co. Limited are acting as lead managers, pursuant to and subject to the terms and conditions of an Underwriting Agreement among the Company and the Managers (the "International Underwriting Agreement", together with the U.S. Underwriting Agreement, the "Underwriting Agreements"), the form of which is filed as Exhibit 1.2 to the Registration Statement.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Underwriting Agreements and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

Rexene Corporation
November 8, 1993
Page 2

      Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

     2. The Shares to be sold by the Company pursuant to the Underwriting Agreements have been duly authorized by the Company, and when issued and delivered against payment therefor as described in the prospectus forming a part of the Registration Statement, will be validly issued, fully paid and nonassessable.

     The opinions expressed above are limited by and subject to the following qualifications:

     (a) We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by Delaware law, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company and certificates of public officials and officers of the Company referenced above with respect to the opinions given herein.

     (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed the due execution and delivery of the Underwriting Agreements by the respective parties thereto in substantially the forms filed as exhibits to the Registration Statement.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do

Rexene Corporation
November 8, 1993
Page 3

not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                              Respectfully submitted,

                              THOMPSON & KNIGHT,
                              A Professional Corporation


                              By:____________________________
                                  Peter A. Lodwick, Attorney

PAL/cna